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                                                                     EXHIBIT 4.9

VOID AFTER 5:00 P.M., CENTRAL STANDARD
TIME ON JANUARY 31, 2012


         THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                             Right to Purchase 507,979 Shares of
No:  C-2                                  Common Stock, par value $.01 per share

Date: January 31, 2002

                        ALTERNATIVE RESOURCES CORPORATION
                        CONTINGENT STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received, Wynnchurch Capital Partners Canada, L.P. or its registered assigns (the "HOLDER"), is entitled to purchase from ALTERNATIVE RESOURCES CORPORATION, a Delaware corporation (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof, 507,979 fully paid and nonassessable shares of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK"), at an exercise price of $0.73 per share per share (the "EXERCISE PRICE"). This Warrant is one of a series of Warrants being issued pursuant to that certain Securities Purchase Agreement dated January 31, 2002 among the Company and the signatories thereto (the "SECURITIES PURCHASE AGREEMENT," and all such warrants being issued thereunder, the "WARRANTS"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement. The number of shares of Common Stock purchasable hereunder (the "WARRANT SHARES") and the Exercise Price are subject to adjustment as provided in Section 4 hereof.

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        This Warrant is subject to the following terms, provisions, and conditions:

        1.   MECHANICS OF EXERCISE. This Warrant may be exercised as follows:

             (a) MANNER OF EXERCISE. This Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (or evidence of loss, theft, destruction or mutilation thereof in accordance with Section 7(c) hereof), together with a completed exercise agreement in the Form of Exercise Agreement attached hereto as Exhibit 1 (the "EXERCISE AGREEMENT"), to the Company at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the Holder elects to effect a Cashless Exercise (as defined in Section 11(c) below), delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the Holder or Holder's designees, as the record owner of such shares, as of the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment (or notice of an election to effect a Cashless Exercise) shall have been made for such shares as set forth above.

             (b) ISSUANCE OF CERTIFICATES. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised (the "DELIVERY PERIOD"). The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of Holder or such other name as shall be designated by such Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

             (c) FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the fair market value of a share of Common Stock (as determined by the Board of Directors in good faith); provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of Common Stock shall be rounded up to the next whole number.

        2. PERIOD OF EXERCISE. Subject to the last sentence of Section 4(e) hereof, this Warrant is exercisable at any time or from time to time on or after the Trigger Date and before 5:00 P.M., Central Standard Time on the tenth (10th) anniversary of the date hereof (the "EXERCISE PERIOD"). As used herein, the "TRIGGER DATE" means (a) April 30, 2003 unless prior to that date the Company provides to the Holder (i) its Financial Statements for 2002 audited by a "Big Five" accounting firm which show that the Company met the Revenue Target (as defined herein) and from which it can be determined that the Company met the EBITDA Target (as defined herein) and (ii) a certificate ("CALCULATION CERTIFICATE") signed by the Chief Financial

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Officer certifying that the Company met the Revenue Target and the EBITDA
Target, together with a schedule showing the calculation of EBITDA in reasonable detail (which calculation of EBITDA shall be consistent with the calculation of EBITDA under the Securities Purchase Agreement (assuming no approvals referred to in the definition therein are given)) (collectively, the "DELIVERIES"); or (b) the consummation of a Major Transaction on or before April 30, 2003 or earlier delivery of the Deliveries. If the Deliveries are made on or before April 30, 2003, this Warrant will expire with no further action required. Notwithstanding the foregoing, if the Company should at any time amend or restate its Financial Statements for 2002 or otherwise determine that the Revenue Target or EBITDA Target was not met, then upon such amendment, restatement or determination, a Trigger Date will be deemed to have occurred and the Exercise Period will then commence. As used herein, "REVENUE TARGET" means the projected revenues for calendar year 2002 as set forth on those certain quarterly income statements for the forecast period ended December 31, 2002 presented to the Board on January 23, 2002 delivered by the Company to the initial Holder hereof on January 25, 2002 THE BUDGET and the "EBITDA TARGET" means the projected EBITDA for 2002 set forth in the BUDGET.

        3. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

             (a) SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

             (b) RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

             (c) CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such actions as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

        4. ANTIDILUTION PROVISIONS. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

             (a) ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES UPON ISSUANCE OF COMMON STOCK. Except as otherwise provided in Section 4(c) and 4(e) hereof, if and whenever

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after the initial issuance of this Warrant, the Company issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price (as herein defined) on the date of such issuance (a "DILUTIVE ISSUANCE"), then effective immediately upon the Dilutive Issuance, the Exercise Price will be adjusted in accordance with the following formula:

             E'   =    (E) (O + (P/E)) / (CSDO)

             where:

             E'   =    the adjusted Exercise Price
             E    =    the then current Exercise Price;
             O    =    shall mean the number of shares of Common
                       Stock outstanding on a fully diluted basis (not including shares of Common Stock held in the treasury of the Company) including Common Stock issuable upon exercise of the Warrants including these Warrants and the B-1 Warrants but excluding Common Stock issuable upon exercise of the Notes, outstanding immediately prior to the Dilutive Issuance;

             P    =    the aggregate consideration, calculated as set forth in
                       Section 4(b) hereof, received by the Company upon such Dilutive Issuance; and
             CSDO =    the total number of shares of Common Stock Deemed
                       Outstanding (as herein defined)immediately after the Dilutive Issuance.

             (b) EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following will be applicable:

                   (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities directly or indirectly exercisable, convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS"), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price on the date of issuance ("BELOW MARKET OPTIONS"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full

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conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

                   (ii)  ISSUANCE OF CONVERTIBLE SECURITIES.

                         (A)   If the Company in any manner issues or sells any
Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 4(b)(ii)(B) if applicable) is less than the Exercise Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                         (B)   If the Company in any manner issues or sells any
Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "VARIABLE RATE CONVERTIBLE SECURITY"), then the price per share for which Common Stock is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by Section 4(b)(ii)(A) shall be deemed to be the lowest price per share which would be applicable assuming that all holding periods and other conditions to any discounts contained in such Convertible Security have been satisfied.

                   (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange or any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                   (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. If, in any case, the total number of shares of Common Stock issuable upon exercise

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of any Options or upon exercise, conversion or exchange of any Convertible
Securities is not, in fact, issued and the rights to exercise such option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                   (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of all such Options or Convertible Securities at the time such Options or Convertible Securities first become exercisable, convertible or exchangeable. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration except where such consideration consists of freely-tradeable securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in the good faith reasonable business judgment of the Board of Directors, provided, however, that in any case where the aggregate value of such consideration exceeds Five Million Dollars ($5,000,000) such valuation is subject to the reasonable approval of the Holders of the Warrants holding at least a majority of the Warrant Shares then exercisable thereunder (the "MAJORITY HOLDERS"). If the Company and the Majority Holders are unable to agree upon the valuation set forth in the prior sentence, the valuation will be determined by an independent, nationally recognized accounting form selected by the Company and reasonably acceptable to the Majority Holders, the costs of which will be borne by the Company.

                   (vi) EXCEPTIONS TO ADJUSTMENT OF EXERCISE PRICE. No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on the date hereof in accordance with the terms of such securities as of such date; (ii) upon the issuance of Notes in accordance with terms of the Securities Purchase Agreement; (iii) upon the exercise of the Warrants; or (iv) upon conversion of the Notes.

             (c) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company, at any time after the initial issuance of this Warrant, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the

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Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

             (d) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

             (e) MAJOR TRANSACTIONS. If the Company shall consolidate or merge with any other corporation or entity (other than a merger in which the Company is the surviving or continuing entity and its capital stock is unchanged and unissued in such transaction which does not result in a Change of Control (as defined in the Note)) or there shall occur any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property or any reclassification or change of the outstanding shares of Common Stock or the Company shall sell all or substantially all of its assets (each of the foregoing being a "MAJOR TRANSACTION"), then the holder of this Warrant may, at its option, either (a) in the event that the Common Stock remains outstanding and continues to be held immediately following the transactions by those persons holding Common Stock immediately prior to such transactions, or holders of Common Stock receive any common stock or substantially similar equity interest, and the Common Stock of the Purchaser or the resulting company, as the case may be, is registered pursuant to the Securities Act and the Exchange Act, retain this Warrant and this Warrant shall continue to apply to such Common Stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be (with such equitable adjustments to the Exercise Price as may be appropriate), or (b) regardless of whether (a) applies, receive consideration, in exchange for this Warrant, the number of shares of stock or securities or property of the Company, or of the entity resulting from such Major Transaction (the "MAJOR TRANSACTION CONSIDERATION"), to which a holder of the number of shares of Common Stock delivered upon the exercise of this Warrant (pursuant to the cashless exercise feature hereof) would have been entitled upon such Major Transaction had such holder so exercised this Warrant on the trading date immediately preceding the public announcement of the transaction resulting in such Major Transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of the consummation of such Major Transaction, and the Company shall make lawful provision for the foregoing as a part of such Major Transaction and to the extent that any replacement shares for the Common Stock are not able to be sold immediately and in full by Holder without registration of such shares under the Securities Act, shall cause the issuer of any security in such transaction which constitutes Registrable Securities under that certain Registration Rights Agreement of even date herewith among the Company and the signatories thereto (the "REGISTRATION RIGHTS AGREEMENT") to assume all of the Company's obligations under the Registration Rights Agreement. No later than ten (10) days prior to the consummation of the Major Transaction but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("NOTICE OF TRANSACTION") to each holder of a Warrant,

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which Notice of Transaction shall be deemed to have been delivered one (1)
business day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Transaction. Such Notice of Transaction shall indicate the amount and type of the transaction consideration, which such holder of a Warrant would receive under this section ("TRANSACTION CONSIDERATION"). If the Transaction Consideration is cash and does not consist entirely of United States currency, such holder may elect to receive United States currency in an amount equal to the value of the Transaction Consideration in lieu of the Transaction Consideration by delivering notice of such election to the Company within ten (10) days of such holder's receipt of the Notice of Transaction which notice shall also set forth whether Holder chooses to avail itself of any of the options under this Section 4(e). If neither (a) nor (b) of this Section 4(e) is elected by Holder, or this Warrant is not otherwise exercised, this Warrant shall expire on the consummation of a Major Transaction. Notwithstanding the foregoing, the Company will cooperate with Holder to permit the exercise of this Warrant or the exercise of the options under (a) and (b) above in connection with a Major Transaction occurring prior to April 30, 2003.

             (f) DISTRIBUTION OF ASSETS. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "DISTRIBUTION"), at any time after the initial issuance of this Warrant, then the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

             (g) NOTICES OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Company.

             (h) MINIMUM ADJUSTMENT OF EXERCISE PRICE. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price. Other than pursuant to Sections 4(b)(iii) and 4(b)(iv) hereof, no adjustment under Section 4(a) shall have the effect of increasing the Exercise Price.

             (i)   OTHER NOTICES. In case at any time:

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                   (i)   the Company shall declare any dividend upon the Common
Stock payable in shares of stock of any class or make any other distribution to the holders of the Common Stock;

                   (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                   (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

                   (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder (x) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (y) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto, but in no event earlier than public announcement of such proposed transaction or event.

             (j)   CERTAIN DEFINITIONS.

                   (i) "COMMON STOCK DEEMED OUTSTANDING" shall mean the number of shares of Common Stock outstanding on a fully diluted basis (not including shares of Common Stock held in the treasury of the Company) including Common Stock issuable upon exercise of the Warrants (including these Warrants and the B-1 Warrants) but excluding Common Stock issuable upon conversion of the Notes, plus (x) in case of any adjustment required by Section 4(a) resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (y) in the case of any adjustment required by Section 4(a) resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

                   (ii) "MARKET PRICE," means, as of any date, the average of the Closing Bid prices for the Common Stock during the ten (10) consecutive trading days immediately

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preceding, but not including, such determination date; provided, however, that in the case of a calculation of Market Price made in connection with a public offering of securities for purposes of Section 4, the Market Price shall be the closing bid price on the day of pricing of such public offering.

                   (iii) "COMMON STOCK," for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

                   (iv) "CLOSING BID PRICE" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to Holders of a majority of the aggregate principal amount represented by the then outstanding Notes (with the consent of the Holder so long as the Holder continues to own Notes) ("MAJORITY HOLDERS") if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "BLOOMBERG"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Holder, with the costs of such determination to be borne by the Company.

        5. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

        6. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        7.   TRANSFER, EXCHANGE, REDEMPTION AND REPLACEMENT OF WARRANT.

             (a) RESTRICTION ON TRANSFER. This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the Form of Assignment attached hereto as Exhibit 2, at the office or agency of the Company referred to in Section 7(e) below. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement. Until this Warrant or the shares represented by this Warrant are registered under the Securities Act, the Company may require, as a condition of transfer of this Warrant or the shares represented by this Warrant, that the transferee (who may be the Holder in the case of an exchange) represent that the securities being transferred are being acquired for investment purposes and for the transferee's own account and not with a view to or for sale in connection with any distribution of the security. The Company may also require that the transferee provide written information adequate to establish that the transferee is an "accredited investor" within the meaning of Regulation D issued under the Securities Act, or otherwise meets all qualifications necessary to comply with exemptions to the Securities Act, all as determined by counsel to the Company.

             (b) WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 7(e) below, for new Warrants, in the form hereof, of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder of at the time of such surrender.

             (c) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or, in the case of any such loss, theft, or destruction, upon delivery, of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant, in the form hereof, in such denominations as Holder may request.

             (d) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 8, this Warrant shall be promptly canceled by the Company. The Company shall pay all issuance taxes (other than securities transfer taxes) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

             (e) WARRANT REGISTER. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

        8. REGISTRATION. The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement between the company and the initial holder of this Warrant.

        9. NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by telecopy (confirmed by sending a copy by first class mail or courier within one day of sending by telecopy), and shall be deemed delivered at the time and date of receipt (which shall include facsimile transmission). The addresses for such communications shall be:

                   If to the Company:

                   Alternative Resources Corporation
                   600 Hart Road, Suite 300
                   Barrington, Illinois 60010
                   Telecopy:  847-381-6604
                   Attention:  Steven Purcell, Chief Financial Officer

                   with a copy to:

                   McDermott, Will & Emery
                   227 West Monroe Street
                   Chicago, Illinois 60606
                   Telecopy:  312-984-7700
                   Attention:  Neal J. White

and if to the Holder, at such address as Holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 9.

        10. GOVERNING LAW; JURISDICTION. This Warrant shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in the State of Illinois. The Company irrevocably consents to the jurisdiction of the United States federal courts located in the State of Illinois and the state courts located in the County of Cook in the State of Illinois in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company agrees that a final nonappealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Warrants and that the remedy at law for any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to specific performance or an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE COMPANY AND HOLDER HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY

JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS WARRANT OR THE SUBJECT MATTER HEREOF OR ANY OBLIGATION HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE HOLDERS OR THE COMPANY OR ANY OF THEM IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH OF HOLDER AND THE COMPANY ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION 10 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH EACH OF HOLDER AND THE COMPANY HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT, AND EACH OF THE RELATED AGREEMENTS. Holder or the Company may file an original counterpart or a copy of this Section 10 with any court as written evidence of the consent of the parties hereto to the waiver of their respective right to trial by jury.

        11.  MISCELLANEOUS.

             (a) AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

             (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

             (c) CASHLESS EXERCISE. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "CASHLESS EXERCISE"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant for the number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be such then current Market Price per share of Common Stock.

             (d) ASSIGNABILITY. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. The Holder shall notify the Company upon the assignment of this Warrant.

                                      * * *

        IN WITNESS WHEREOF, the Company has caused this Contingent Warrant to be signed by its duly authorized officer.

                                       ALTERNATIVE RESOURCES CORPORATION

                                       By:  /s/ Steven Purcell
                                            ------------------------------------
                                       Name:  Steven Purcell
                                       Title: Senior Vice President and Chief
                                              Financial Officer

                           FORM OF EXERCISE AGREEMENT

         (To be Executed by the Holder in order to Exercise the Warrant)
        The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of common stock of Alternative Resources Corporation, a Delaware corporation (the "COMPANY"), evidenced by the attached Warrant, and [HEREWITH MAKES PAYMENT OF THE EXERCISE PRICE WITH RESPECT TO SUCH SHARES IN FULL] [ELECTS TO EFFECT A CASHLESS EXERCISE PURSUANT TO THE TERMS OF THE WARRANT], all in accordance with the conditions and provisions of said Warrant.

             (i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

             (ii) The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder (or such other person or persons indicated below) and delivered to the undersigned (or designee(s) at the address (or addresses) set forth below:


Date:
     --------------------------                  -------------------------------
                                                 Signature of Holder


                                                 -------------------------------
                                                 Name of Holder (Print)

                                                 Address:

                                                 -------------------------------

                                                 -------------------------------

                               FORM OF ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

NAME OF ASSIGNEE                     ADDRESS                       NO. OF SHARES

, and hereby irrevocably constitutes and appoints ______________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Date: ----------,--------,

In the presence of

-------------------------


                          Name:
                               -------------------------------------------------



                          Signature:
                                    --------------------------------------------
                                    Title of Signing Officer or Agent (if any):

                                    --------------------------------------------
                                    Address:
                                            ------------------------------------

                                            ------------------------------------

                                    Note:    The above signature should
                                             correspond exactly with the name
                                             on the face of the within Warrant.